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                                                                   EXHIBIT 10.13

                              FIRST AMENDMENT TO
                        EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT ("Amendment") is entered into this 1st day of July, 1997, by and between HARBINGER CORPORATION ("Company"), a Georgia corporation, and C. TYCHO HOWLE ("Employee"), an individual, and amends that certain Executive Employment Agreement ("Agreement") entered into the 4th day of March, 1997, by and between the Company and Employee. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Agreement. For and in consideration of the mutual covenants described below, the parties hereby agree as follows:

1.      AMENDMENT.  The Agreement is hereby amended by adding the following as
Section 18 of the Agreement:

"18.  ACCELERATION OF OPTIONS.    Employee has been and in the future may be
awarded options to purchase shares of the Companys common stock ("Employee Stock Options") pursuant to the terms of the Companys stock option plans previously, now or hereafter in effect (collectively, the "Plans"). The following terms shall be applicable to all Employee Stock Options. In the event of any conflict between the following terms and an Employee Stock Option, the following terms shall control. For purposes of this Section, Continuous Service means a period of continuous performance of services by Employee for the Company, a Parent or a Subsidiary, as determined by the Board or Committee.
        a. ONGOING VESTING. Notwithstanding anything herein or in any Employee Stock Option to the contrary, if Employee is terminated by the Company as a result of a Termination Without Cause, then for purposes of subsection (a) of this Section 18 and the Employee Stock Options, the Employee Stock Options shall continue to vest over time as if Employee was in Continuous Service during such time.
        b. ACCELERATION. Notwithstanding this Section 18 or anything in an Employee Stock Option to the contrary, the Employee Stock Options shall be deemed accelerated, fully vested and fully exercisable in the event of a Change in Control (defined below) as long as such acceleration and vesting does not adversely impact the availability of pooling of interests accounting treatment, as such determination is made by the Board in its reasonable discretion.
        c. CHANGE IN CONTROL. A "Change in Control" shall be conclusively deemed to have occurred if (and only if) any of the following shall have taken place: (i) a change in control is reported by the Company in response to either
Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act), or Item 1 of Form 8-K promulgated under the Exchange Act; (ii) any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Companys then outstanding securities; or (iii) following the election or removal of directors, a majority of the Board consists of individuals who were not members of the Board two years before such election or removal, unless the election of each director who was not a director at the beginning of such two-year period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the two-year period."


        IN WITNESS WHEREOF, the parties hereto have executed this Amendment and affixed their hands and seals effective as of the date first above written.

Company:   HARBINGER CORPORATION           Employee:   C. TYCHO HOWLE

By:     /s/ David T. Leach                 Signature /s/ C. Tycho Howle
        ------------------                           ------------------

Title: Chief Executive Officer

Address:  1055 Lenox Park Boulevard        Address:  905 Reds Ridge Court, N.W.
          Atlanta, Georgia 30319                     Atlanta, Georgia 30327